                                                                   EXHIBIT 10.28

                            AVENIR(TM) PROPOSAL FOR
                                     HS.COM

G. SYSTEM / DATA LICENSE AGREEMENT

This is a Data License Agreement (Agreement) effective 9/30/98 (Effective Date) between Healthdemographics, Inc. (a Delaware Corporation) (HD) with principal offices at 4901 Morena Blvd., Suite 701, San Diego, CA 92117 and HS.com (Company) with principal offices at 380 Vista Abierta, El Cajon, CA 92019.

Definitions:

a. "AVENIR and HealthPacs" Data are HD proprietary products that include demographic data, population based models of the incidence of diseases by category, estimates of the demand for services (inpatient, outpatient, physician services, etc.). These models present estimates of the current demand and forecasts of the changes in demand that can be anticipated over the next five (5) years, as described in Health-demographics most recent documentation.

b. For purposes of this Agreement, "Product" or "Products" shall be defined as (a) each Product designated in this Agreement, including but not limited to AVENIR and HealthPacs; and (b) any materials, know-how and technical information provided to Company in written form for use in connection with each Product.

Grant of License:

a. AVENIR/HealthPacs; Subject to the terms and conditions of this Agreement, HD hereby grants to Company, a non-exclusive, non transferable license to use certain AVENIR/ HealthPacs databases specified in Exhibit A, attached hereto and incorporated herein, to create specialized reports to be sold in conjunction with Company's services to Company's customers. Company shall not resell in whole or in part the HealthPac databases. All other uses of the Product are strictly prohibited under the terms of this agreement.

b. Company may not authorize third parties to use or market the Product, or any part thereof.

c. All reports, maps and databases generated by the AVENIR System that contain Healthdemographics content shall reference Healthdemographics as the source of the data.

                            AVENIR(TM) PROPOSAL FOR
                                     HS.COM

Access to the Product:

a. Delivery: Upon execution of this Agreement, HD will deliver the Product to the Company in the format outlined in Exhibit A.

b. Product Changes: HD reserves the right to make any changes, modifications or enhancements to the Product during the term of the Agreement as long as they do not diminish the quality of or substantially alter the content of said Product.

Term of License: The term of license granted hereunder shall commence upon the Effective Date specified herein and continue for one (1) year.

Payment: Company agrees to pay HD an annual license fee for the AVENIR/HealthPac data of $120,000. The first payment of $40,000 will be due Net 60 from product delivery. The second payment of $40,000 will be due Net 150, and the third payment of $40,000 will be due Net 180. Company is responsible for all applicable use and sales taxes.

HD Support:

a. HD agrees that during the term of this Agreement, HD will furnish all modifications, enhancements and corrections to the Product necessary to fulfill its obligations to Company under the Agreement.

b. Company shall be entitled during the term of this Agreement to the following products and services from HD at no additional charge: (1) one copy of each appropriate user manual, (2) use of all Product modifications, improvements, and updates, and (3) toll free telephone support Monday through Friday, 8:00 a.m. to 5:00 p.m. Pacific Time, excluding legal holidays, for all authorized personnel within Company's organization.

Copying the Product: Other than a single copy for backup and archival purposes, Company shall make no copies of the Product or any part thereof without the express written consent of HD.

Limitation of Liability: HD shall not be responsible for any statement or representation made in regard to the Product by an employee of Company.

                            AVENIR(TM) PROPOSAL FOR
                                     HS.COM

OTHER THAN AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, HD MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE OR OTHERWISE WITH RESPECT TO THE PRODUCT, NOR SHALL BE LIABLE FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES EVEN IF HD HAS BEEN OR IS HEREAFTER ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. In no event shall HD's liability to Company, under this Agreement, if any exceed the amount of payments made by Company to HD under this Agreement.

Ownership of Product: The Product shall at all times be and remain the sole and exclusive property of HD. It is mutually agreed that this Agreement involves a license for the use of the Product and that nothing contained herein shall be deemed to convey any title or ownership in the Product to Company.

Termination: Either party may terminate this Agreement if (a) the other party commits a breach of the Agreement, and (b) said breach has not been cured to the reasonable satisfaction of the non-breaching party within thirty (30) days of receipt of written notice from the non-breaching party stating the nature of said breach, and delivered by registered or certified mail.

Indemnification by HD: HD represents and warrants that it has title or proprietary rights to license the Product, and/or to sublicense any aspect of the Product to which HD does not have title or proprietary rights. HD shall defend, indemnify and hold Company harmless from any claim that any part of the Product infringes an any third party, provided that HD is notified within 90 days by Company of such claim. HD shall have sole control of the defense with respect to the claim (including settlement of such claim) unless HD agrees otherwise.

Indemnification by Company: Company shall defend, indemnify and hold HD harmless from and against any losses, damages, claims, demands, suits and liabilities (including reasonable attorney's fees) that may directly or indirectly result from Company's use of the Product.

Survival of Obligations: HD and Company's obligations under this Agreement which by their nature would continue beyond the termination, cancellation or expiration of this Agreement, including by way of illustration only and not limitation, those in clause "Limitation of Liability" shall survive termination, cancellation or expiration of this Agreement.

                            AVENIR(TM) PROPOSAL FOR
                                     HS.COM

Notices: Any notice to be given under the Agreement shall be given in writing delivered to the address of each party set forth, or to such other address as either party may designate by written notice to the other.

Assignments: This Agreement may not be assigned by either party in whole or in part, except to subsidiaries or affiliates, without prior written consent of the other party. Any attempted assignment absent such consent shall be void.

General Provisions: Should any provision of this Agreement be held by a tribunal of competent jurisdiction to be contrary to law, the remaining provisions shall remain in full force and effect. This Agreement constitutes the entire understanding between HD and Company and may not be altered except by a written contract signed by authorized representatives of HD and Company. The terms and conditions of this Agreement are offered and valid until September 30, 1998. Please sign and return two copies of this agreement. This provides original, signed copies to HS.com and Healthdemographics.

Accepted and Agreed:

Healthdemographics                       HS.com
4901 Morena Blvd.                        380 Vista Abierta
Suite 701                                El Cajon, CA  92019
San Diego, CA  92117

/s/ M.D. Chermak                         /s/ C.R. Smith
----------------------------             --------------------------------------
Michael D. Chermak                       Charles Smith, President
Chief Operating Officer                  Printed Name/Title

Date:  9/29/98                           Date:  9/29/98

                            AVENIR(TM) PROPOSAL FOR
                                     HS.COM


                                    EXHIBIT A

                                PRODUCT LICENSES

A. AVENIR/HealthPac Database License

      The following HealthPacs are included for the entire United States, by Zip Code, County, and State:

                              HealthPac Databases:

 1.   Ambulatory             [X]    9.   Managed Care (county level only)    [X]
 2.   Behavioral Medicine    [ ]   10.   Pediatrics                          [ ]
 3.   Cancer                 [ ]   11.   Provider Inventory                  [X]
 4.   Cardiovascular         [ ]   12.   Rehabilitation                      [ ]
 5.   Demographic            [X]   13.   Renal Care                          [X]
 6.   DRG                    [X]   14.   Respiratory                         [ ]
 7.   Eyecare                [ ]   15.   Senior                              [X]
 8.   Hispanic               [ ]   16.   Women's Care                        [X]

Additional Data Included

Hospital MedPar and Nursing Home Cost Database

Mailing list databases for: Hospitals, Diagnostic Imaging Centers, Kidney Dialysis Centers, Nursing Homes, Ambulatory Care Centers, Outpatient Surgery Centers, and Medical Device, Supply, and Equipment Manufactures and Distributors. These mailing lists will be geocoded, and will contain contact names and phone numbers.

B. License Title and Product Return: HD shall retain all rights and title to the licensed Products described herein. Upon expiration of this Agreement, Company shall return to HD all licensed Products within five (5) business days.

Use and Transferability: The AVENIR/HealthPac Product database access is licensed for twelve concurrent users. Company may physically transfer the Product from one computer to another provided the Product is used on only twelve computers at a time. Company may not distribute copies of the Avenir software application to others.

                            AVENIR(TM) PROPOSAL FOR
                                     HS.COM


                                   ADDENDUM TO
                          SYSTEM/DATA LICENSE AGREEMENT

This Addendum is attached to and made a part thereof of the System/Data License Agreement (Agreement) between Healthdemographics (HD) and HS.com, Inc. (Company) executed on September 29,1998 (date). This Addendum shall have the same binding force and effect on all parties hereto as does the Agreement, and shall take precedence over any and all conflicting or contrary language contained in the Agreement or prior Addenda. HD and Company agree as follows:

In consideration of payment to Healthdemographics of the additional sum of $250,000.00, Healthdemographics covenants and agrees that during the initial term-year of this Agreement it shall not license (the product) to any other party for use in the business of Internet-based sales or purchases of medical supplies, devices or equipment; provided, however, that this covenant shall not apply to other pre-existing current licensees of (the product) from Healthdemographics whose license agreements do not contain such a restriction on usage.

Payment is due Net 90 from the execution of this Addendum.

Agreed and Accepted.

Healthdemographics                       HS.com
4901 Morena Blvd.                        380 Vista Abierta
Suite 701                                El Cajon, CA  92019
San Diego, CA  92117

/s/ Michael Chermak                      /s/ Ben Carter, CFO
-------------------------------          ---------------------------------------
Michael D. Chermak, COO                  Signature & Title

Date: 12/24/98                           Date: 12/24/98